                                EXHIBIT NO. 21
                             (as of January 1999)


                                                             Jurisdiction of
Domestic Subsidiaries                                        Incorporation
---------------------                                        --------------
Armstrong Cork Finance Corporation                           Delaware
Armstrong Enterprises, Inc.                                  Vermont
Armstrong Holdings Canada, Inc.                              Delaware
Armstrong Industrial Specialties, Inc.                       Pennsylvania
Armstrong Industrial Specialties International, Inc.         Nevada
Armstrong Realty Group, Inc.                                 Pennsylvania
Armstrong Ventures, Inc.                                     Delaware
Armstrong World Industries Asia, Inc.                        Nevada
Armstrong World Industries (Delaware) Inc.                   Delaware
Armstrong World Industries (India) Inc.                      Nevada
Armstrong World Industries Latin America, Inc.               Nevada
A W I (NEVADA), INC.                                         Nevada
Charleswater Products, Inc.                                  Delaware
Chemline Industries, Inc.                                    Delaware
IWF, Inc.                                                    Nevada
I.W. Insurance Company                                       Vermont
The W. W. Henry Company                                      California
Triangle Pacific Corp.                                       Delaware
The Worthington Armstrong Venture (50%-owned unincorporated affiliate)

Triangle Pacific Corp. Domestic Subsidiaries
--------------------------------------------
BHFG Corp.                                                   Delaware
BHFL Corp.                                                   Delaware
Bruce Hardwood Flooring L.P.                                 Texas
Hartco Flooring Company                                      Tennessee
HFCG Corp.                                                   Delaware
HFCL Corp.                                                   Delaware
DTM Corp.                                                    Delaware
Hartco Hardwood Flooring L.P.                                Delaware
Robbins Hardwood Flooring, Inc.                              Delaware
Worldwide Kitchens, Inc.                                     Delaware

Foreign Subsidiaries
--------------------

A&S (1998)                                                   United Kingdom
Alphacoustic (UK) Ltd.                                       England
Armstrong Acquisition Canada, Inc.                           Canada
Armstrong Architectural Products S.L                         Spain
Armstrong Building Products                                  England
Armstrong Building Products B.V.                             Netherlands
Armstrong Building Products Company (Shanghai) Ltd.          People's Republic
                                                             of China
Armstrong Building Products G.m.b.H                          Germany
Armstrong Building Products S.A.                             France
Armstrong Building Products S.r.l.                           Italy
Armstrong Europa G.m.b.H.                                    Germany
Armstrong Europe Services                                    England
Armstrong (Floor) Holdings, B.V.                             Netherlands
Armstrong (Floor) Holdings Ltd.                              United Kingdom
Armstrong Floor Products Europe G.m.b.H.                     Germany
Armstrong Floor Products Europe Ltd.                         England
Armstrong Floor Products Europe Ltd.                         Spain
Armstrong Floor Products Europe Sarl.                        France
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Armstrong FSC, Ltd.                                          Bermuda
Armstrong Hunter Douglas Limited                             England
Armstrong Industrial Specialties G.m.b.H.                    Germany
Armstrong Industrial Specialties International, SARL         France
Armstrong Industrial Specialties Ltd.                        England
Armstrong Insulation (Panyu) Co. Ltd.                        People's Republic
                                                             of China
Armstrong Insulation Products                                England
Armstrong Insulation Products A.G.                           Switzerland
Armstrong Insulation Products Benelux, SPRL                  Belgium
Armstrong Insulation Products G.m.b.H.                       Germany
Armstrong Insulation Products S.A.                           Spain
Armstrong Insulation Products S.A.                           France
Armstrong Insulation Products Sp. zo.o.                      Poland
Armstrong Insulation Products S.r.l.                         Italy
Armstrong Insulation Rus.                                    Russia
Armstrong (Japan) K.K.                                       Japan
Armstrong Nova Scotia Unlimited Liability Company            Canada
Armstrong-Nylex Pty. Ltd.                                    Australia
Armstrong Parafon A.B.                                       Sweden
Armstrong (Singapore) Pte. Ltd.                              Singapore
Armstrong Sweden AB                                          Sweden
Armstrong Textile Products G.m.b.H.                          Germany
Armstrong Textile Products G.m.b.H.                          Italy
Armstrong (U.K.) Investments                                 England
Armstrong World Industries AB                                Sweden
Armstrong World Industries Canada Ltd.                       Canada
Armstrong World Industries (China) Ltd.                      People's Republic
                                                             of China
Armstrong World Industries de Mexico, S.A. de C.V.           Mexico
Armstrong World Industries do Brasil Ltda.                   Brazil
Armstrong World Industries, G.m.b.H.                         Germany
Armstrong World Industries (H.K.) Limited                    Hong Kong
Armstrong World Industries Holding G.m.b.H.                  Germany
Armstrong World Industries Korea, Ltd.                       Korea
Armstrong World Industries Ltd.                              England
Armstrong World Industries Pty. Ltd.                         Australia
Armstrong World Industries (Thailand) Ltd.                   Thailand
DLW Aktiengesellschaft (93% owned)                           Germany
Inarco Limited (40%-owned affiliate)                         India
Liberty Commercial Services Ltd.                             Bermuda
Novita Market SA (30%-owned affiliate)                       Poland
Perfiles y Techos, S.L.
  (owned by Worthington Armstrong  Espana, S.L.)             Spain
Worthington Armstrong Espana, S.L.                           Spain
Worthington Armstrong Metal Products Co. (Shanghai) Ltd.
         (owned by WAVE)                                     People's Republic
                                                             of China
Worthington Armstrong UK Ltd.                                England
Worthington Venture Europe S.A. (50% owned by WAVE,
         50% owned by AVI)                                   France


Triangle Pacific Corp. Foreign Subsidiaries
-------------------------------------------
Bruce Hardwood Floors (Belgium) N.V.                         Belgium
Bruce International Corp. (Barbados)                         Barbados
Bruce Hardwood Floors Mexico, S.A. de C.V.                   Mexico
Servitec Mexico, S.A. de C.V.                                Mexico
Bruce Hardwood Floors (UK) Limited                           United Kingdom

DLW Aktiengesellschaft Subsidiaries
-----------------------------------
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Bergoss B.V.,                                     Oss/Niederlande/Netherlands
Birla-DLW Ltd.                                    Kalkutta/Indien
Tapijtfabriek H. Desseaux N.V.                    Oss/Niederlande/Netherlands
Verkoopmaatschappij Desso Belgie N.V.             Dendermonde/Belgien/Belgium
DD Martin Surfacing Inc.                          Hunt Valley, USA
Desso-France S.A.R.L.                             Aubervilliers Cedex/
                                                      Frankreich/France
Desso (U.K.) Ltd.                                 London/GroBbritannien/Great
                                                  Britain
Desso (U.S.A.) Inc.                               Philadelphia, PA/USA
Desso DLW Sports Systems B.V.                     Oss/Niederlande
Desso DLW Sports Systems GmbH                     Bietigheim-Bissingen
Desso DLW Sports Systems U.K.                     Abingdon, GroBbritannien
Desso-Mercur Teppichboden G.m.b.H.                Neustadt
Desseaux Corporation of North America             Delaware, USA
Desseaux Teppichvertriebs-Ges.m.b.H.              Wien/Osterreich/Austria
Desseaux Coordinatiecentrum N.V.                  Dendermonde/Belgien/Belgium
Tapijtfabriek H. Desseaux Belgien N.V.            Dendermonde/Belgien/Belgium
DLW Austria Ges.m.b.H.                            Wien/Osterreich
DLW Belgie N.V.                                   Brussel/Belgien
DLW Buromobel Holding GmbH                        Bietigheim-Bissingen
DLW Buroeinrichtungen GmbH                        Berlin
DLW Financial Services
  Finanzierungsvermittlungs-GmbH                  Bietigheim-Bissingen
DLW Floorings Ltd.                                Milton-GroBbritannien
DLW Flooring Systems Ltd.                         Mississauga/Canada
DLW France S.a.r.l.                               Paris/Frankreich
DLW Iberica S.A.                                  Madrid/Spanien
DLW International Finance Company                 Dublin/Irland/Ireland
DLW Italia S.p.a.                                 Mailand/Italien
DLW Nederland B.V.                                Amsterdam/Niederlande
DLW Norge A/S                                     Oslo/Norwegen
DLW Osteuropa Consulting Finanzberatungs-GmbH     Bietigheim-Bissingen
DLW Scandinavia A/S                               Glostrup/Danemark
DLW (Schweiz) AG                                  Zurich/Schweiz
DLW-Ural T.O.O.                                   Jekaterinenburg/Russische
                                                  Forderation
DLW Versicherungs-und Werbevermittlungs-GmbH      Bietigheim-Bissingen
DLW VYBAVENI Interier S.R.O.                      Prag/CFR
Esco B.V.                                         Waalwijk/Niederlande/
                                                  Netherlands
Esco France S.a.r.l.                              Aubervilliers Cedex
                                                  Frankreich/France
Esco Italia Spa                                   Milano, Italien
Esco Moquetta Modular Espana S.A.                 Madrid, Spanien
Esco Carpet Tiles (U.K.) Ltd.                     Abingdon/GroBbritannien/Great
                                                  Britain
Indol Grundstucks-Verwaltungsgesellschaft mbH &
  Co. KG                                          Grunwald
Kemen Comercial S.A.                              Vitoria/Spanien/Spain
Kemen Portugal Lda                                Loures/Portugal
Keman S.A.R.L.                                    Paris/Frankreich/France
Marka Bodenbelags-Vertriebs-GmbH                  Bietigheim-Bissingen
Nestler GmbH Nestler TechCenter Buromobel Nestler
         TechLine Zeichenanlagen                  Lahr
Ossfloor Tapijtfabrieken B.V.                     Oss/Niederlande/Netherlands
Ossfloor GmbH                                     Kleve
Ossfloor Nederland B.V.                            Oss/Niederlande
Roder GmbH Sitzmobelwerke                         Frankfurt/Main
Suomen DLW Oy                                     Helsinki/Finnland
Svitex Heimtextilien GmbH                         Kleve
Teppich-Werk Neumunster GmbH                      Neumunster